EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238, 33-54275, 33-54283,
33-54348,  33-54735, 33-54737, 33-56785, 33-58255, 33-58785, 33-61107, 33-64605,
33-64607, 333-02735,  333-20725,  333-27993,  333-28181,  333-46295,  333-47443,
333-47445,  333-47733,  333-47735,  333-52399,  333-58695, 333-58697, 333-58701,
333-65703,  333-70447,  333-74313,  333-86127,  333-87619, 333-31466, 333-37542,
333-37536,  333-38586,  333-40260,  333-37396,  333-38580, and 333-40258 on Form
S-8, and 333-67209 and 333-86035 on Form S-3.



We hereby consent to the incorporation by reference in the above Registration Statements of our report dated January 24, 2000, except for note 2, which is as of June 28, 2000, on our audits of the consolidated financial statements of Ford Motor Company and Subsidiaries as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report is included in this Form 8-K.

PricewaterhouseCoopers LLP

Detroit, Michigan
September 13, 2000